Exhibit 10.3

RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement (this “Agreement”) is entered into this 8th day of April, 2019 (the “Grant Date”), by and between ARC Group, Inc., a Nevada corporation (the “Company”), and Alex Andre (the “Executive”).

WHEREAS, the Company and the Executive intend to enter into an employment agreement on or about July 15, 2019, pursuant to which the Executive shall be appointed as the Company’s Chief Financial Officer (the “Employment Agreement”); and

WHEREAS, the Company and the Executive wish to enter into this Agreement as an incentive for the Executive to enter into the Employment Agreement with the Company.

NOW, THEREFORE, in consideration of the foregoing, the agreement set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Grant of Restricted Shares. The Company hereby grants to the Executive 225,000 shares (the “Restricted Shares”) of common stock, $.01 par value per share (“Common Stock”), of the Company on the terms and subject to the conditions set forth herein.

2. Vesting of Restricted Shares. The Restricted Shares shall vest (“Vested Shares”) in accordance with the following schedule:

(i) 75,000 shares on April 30, 2020;

(ii) 75,000 shares on April 30, 2021; and

(iii) 75,000 shares on April 30, 2022.

3. Escrow of Restricted Shares.

(a) Deposit. A certificate representing the Restricted Shares shall be issued in the name of the Executive upon the execution of this Agreement by the Company and the Executive and shall be escrowed with the Secretary of the Company subject to removal of the restrictions placed thereon or forfeiture pursuant to the terms of this Agreement. Each deposited certificate shall be accompanied by a duly executed Stock Power (endorsed in blank) in the form attached hereto as Exhibit A. The deposited certificates, together with any other assets or securities that may be deposited from time to time with the Company pursuant to this Agreement, shall remain in escrow until such time or times as the certificates (or other assets or securities) are to be released or otherwise surrendered for cancellation in accordance with the terms of this Agreement. Upon delivery of the certificates to the Company, the Executive shall be issued an instrument of deposit acknowledging the number of Restricted Shares delivered in escrow to the Secretary of the Company.

(b) Release or Surrender. The Restricted Shares, together with any other assets or securities held in escrow hereunder, shall be subject to the following terms and conditions relating to their release from escrow or their surrender to the Company for repurchase and/or cancellation:

(i) Upon any Restricted Shares becoming Vested Shares, all restrictions shall be removed from the certificates representing such Restricted Shares and the Secretary of the Company shall deliver to the Executive certificates representing such Vested Shares free and clear of all restrictions (except for any applicable securities law restrictions) within 10 business days following the date such Restricted Shares became Vested Shares.

(ii) Upon the Executive’s termination of employment with the Company pursuant to Section 6, any Restricted Shares that are Vested Shares on the date of termination, and any Restricted Shares that become Vested Shares as a result of such termination, shall be released from escrow and delivered to the Executive within 10 business days following the date such Restricted Shares became Vested Shares. All Restricted Shares that have not become Vested Shares shall be forfeited by the Executive in the manner set forth in Section 3(b)(iii).

(iii) Should the Executive forfeit any Restricted Shares pursuant to Section 6, then the escrowed certificates for such forfeited Restricted Shares shall be surrendered to the Company for cancellation concurrently with such forfeiture. Upon such forfeiture, the Executive shall cease to have any further rights or claims with respect to such forfeited Restricted Shares. To facilitate the performance or observance by the Executive of this Section 3(b)(iii), the Executive hereby irrevocably appoints (which appointment is coupled with an interest) the Secretary of the Company as the attorney-in-fact of the Executive to transfer any Restricted Shares so forfeited to the Company, and the Executive agrees that the transfer of stock certificates with respect to such forfeited Restricted Shares shall be specifically performable by the Company in a court of equity or law.

4. Stockholder Rights. Unless and until such time as the Restricted Shares are forfeited by the Executive pursuant to Section 3, the Executive shall have all of the rights of a stockholder, including voting and dividend rights, with respect to the Restricted Shares, including the Restricted Shares held in escrow under Section 3, subject, however, to the transfer restrictions set forth in Section 5. Notwithstanding the foregoing, any cash dividends declared and paid by the Company with respect to the Restricted Shares shall be paid directly to the Executive and shall not be held in escrow or subject to forfeiture hereunder.

5. Restrictions on Transfer.

(a) The Restricted Shares may not be resold, pledged as security or otherwise transferred, assigned or encumbered by the Executive prior to the date such Restricted Shares are no longer subject to forfeiture, unless specifically agreed to in writing by the Company.

(b) The Executive hereby agrees that the Executive shall make no disposition of the Restricted Shares unless and until:

(i) The forfeiture restrictions applicable to such Restricted Shares have lapsed;

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(ii) The Executive shall have notified the Company of the proposed disposition, unless there is then in effect a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) covering such proposed disposition and such disposition is made in accordance with such registration statement; and

(ii) The Executive shall have complied with all requirements of this Agreement applicable to the disposition of the Restricted Shares (including the requirements of any applicable securities laws).

(c) The Company shall not be required to (i) transfer on its books any Restricted Shares that have been sold or transferred in violation of the provisions of this Section 5, or (ii) treat as the owner of the Restricted Shares, or otherwise accord voting or dividend rights to, any transferee to whom the Restricted Shares have been transferred in contravention of this Agreement. References herein to the Executive shall include, where applicable, a permitted transferee.

6. Termination of Employment.

(a) Forfeiture by Death or Disability, for “Cause,” or by Voluntary Termination. If the Executive’s employment by the Company terminates by reason of death or Disability as such term is defined in Section 4(b) of the Employment Agreement, or if the Company terminates the Executive’s employment for “Cause” as such term is defined in Section 4(c) of the Employment Agreement, or if the Executive terminates his own employment with the Company, all Restricted Shares that have not become Vested Shares shall be forfeited to the Company. The Company’s board of directors shall have sole authority and discretion to determine whether the Executive’s employment or services has been terminated by reason of Disability or for “Cause.”

(b) Termination Without Cause. If the Executive’s employment by the Company is terminated by the Company without “Cause” as such term is defined in Section 4(c) of the Employment Agreement, then all Restricted Shares shall immediately become Vested Shares.

7. Adjustments for Changes in Common Stock and Certain Other Events.

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of shares of Common Stock other than an ordinary cash dividend, the number and class of securities available under this Agreement shall be adjusted appropriately by the Company to the extent the Company’s board of directors shall determine, in good faith, that such an adjustment or substitution is necessary or appropriate. Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend. If this Section 7(a) applies to an event and Section 7(c) also applies to the event, Section 7(c) shall be applicable to the event, and this Section 7(a) shall not be applicable to the event.

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(b) Liquidation or Dissolution. In the event the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, the Company’s board of directors shall provide that all restrictions and conditions contained herein that are then outstanding shall automatically be deemed terminated or satisfied immediately prior to the consummation of such liquidation or dissolution.

(c) Reorganization Event or Change in Control Event. Upon the occurrence of a Reorganization Event (as defined below) that is not a Change in Control Event (as defined below), this Agreement shall be assumed by the acquiring or succeeding entity (or an affiliate thereof) and shall apply to the cash, securities or other property that the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to this Agreement. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes a Reorganization Event), all restrictions and conditions on any Restricted Shares then outstanding shall automatically be deemed terminated or satisfied in full, as applicable, immediately prior to the consummation of the Change in Control Event. For the purposes of this Section 7, “Reorganization Event” and “Change in Control Event” shall have the meanings ascribed to such terms in the Company’s 2014 Stock Incentive Plan adopted by the Company’s board of directors on June 16, 2014.

8. Investment Representation. The Executive hereby acknowledges that the Restricted Shares are being acquired for the Executive’s own account for investment purposes only and not with a view to, or with any present intention of, distributing or reselling any of such Restricted Shares. The Executive acknowledges and agrees that the Restricted Shares have not been registered under the Securities Act or under any state securities laws, and that the Restricted Shares may not be, directly or indirectly, sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and registration or qualification under applicable state securities laws, except pursuant to an available exemption from such registration or qualification. The Executive also acknowledges and agrees that neither the Securities and Exchange Commission (“SEC”) nor any securities commission or other governmental authority has: (i) approved the transfer of the Restricted Shares or passed upon or endorsed the merits of the transfer of the Restricted Shares; or (ii) confirmed the accuracy of, determined the adequacy of, or reviewed this Agreement. The Executive has such knowledge, sophistication and experience in financial, tax and business matters in general, and investments in securities in particular, that it is capable of evaluating the merits and risks of this investment in the Restricted Shares, and the Executive has made such investigations in connection herewith as it deemed necessary or desirable so as to make an informed investment decision without relying upon the Company for legal or tax advice related to this investment.

9. Restrictive Legend. The certificates evidencing the Restricted Shares to be issued under this Agreement shall have endorsed thereon (except to the extent that the restrictions described in any such legend are no longer applicable) the following legend, appropriate notations thereof will be made in the Company’s stock transfer books, and stop transfer instructions reflecting these restrictions on transfer will be placed with the transfer agent of the Restricted Shares.

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THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT AND REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN AVAILABLE EXEMPTION THEREFROM. NO TRANSFER OF THE SECURITIES REPRESENTED HEREBY MAY BE MADE IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION UNLESS THERE SHALL HAVE BEEN DELIVERED TO THE ISSUER A WRITTEN OPINION OF UNITED STATES COUNSEL OF RECOGNIZED STANDING, IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, TO THE EFFECT THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AND TRANSFERABLE ONLY IN ACCORDANCE WITH THAT CERTAIN RESTRICTED STOCK AWARD AGREEMENT DATED APRIL 8, 2019, BETWEEN THE COMPANY AND THE EXECUTIVE, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. NO TRANSFER OR PLEDGE OF THE SHARES EVIDENCED HEREBY MAY BE MADE EXCEPT IN ACCORDANCE WITH AND SUBJECT TO THE PROVISIONS OF SAID AGREEMENT. BY ACCEPTANCE OF THIS CERTIFICATE, ANY HOLDER, TRANSFEREE OR PLEDGEE HEREOF AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF THE AGREEMENT.

10. Section 83(b) Election. The Executive understands that under Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), the difference between the purchase price, if any, paid for the Restricted Shares and their fair market value on the date any forfeiture restrictions applicable to such Restricted Shares lapse will be reportable as ordinary income at that time. The Executive understands that the Executive may elect to be taxed at the time the Restricted Shares are acquired hereunder to the extent the fair market value of the Restricted Shares differs from the purchase price, if any, rather than when and as such Restricted Shares cease to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within 30 days after the Gant Date. If the fair market value of the Restricted Shares at the Grant Date equals the purchase price paid (and thus no tax is payable), the election should be made to avoid adverse tax consequences in the future. Executive understands that failure to make this filing within the 30-day period will result in the recognition of ordinary income by Executive as the forfeiture restrictions lapse. THE EXECUTIVE ACKNOWLEDGES THAT IT IS THE EXECUTIVE’S SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF THE EXECUTIVE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE EXECUTIVE’S BEHALF. THE EXECUTIVE IS RELYING SOLELY ON THE EXECUTIVE’S ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE A SECTION 83(b) ELECTION.

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11. Covenants of the Company. The Company covenants and agrees that the Restricted Shares have been duly authorized and, when issued and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable shares of Common Stock with no personal liability resulting solely from the ownership of such shares and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company.

12. Notices. All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below:

If to the Company:

ARC Group, Inc.

1409 Kinsley Avenue

Suite 2

Orange Park, FL 32073

Attn: Secretary

If to the Executive:

To the address specified for the Executive in the Company’s records.

13. Amendment and Waiver. This Agreement may not be amended, modified or supplemented except by an instrument or instruments in writing signed by the party against whom enforcement of any such amendment, modification or supplement is sought. The parties hereto entitled to the benefits of a term or provision may waive compliance with any obligation, covenant, agreement or condition contained herein. Any agreement on the part of a party to any such waiver shall be valid only if set forth in an instrument or instruments in writing signed by the party against whom enforcement of any such waiver is sought. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement contained herein.

14. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party hereto may assign its rights or delegate its obligations under this Agreement without the express prior written consent of the other party hereto. Nothing in this Agreement is intended to confer upon any person not a party hereto (and their successors and assigns) any rights, remedies, obligations or liabilities under or by reason of this Agreement.

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15. Headings; Definitions. The section headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to sections contained herein mean sections of this Agreement unless otherwise stated. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

16. Severability. If any provision of this Agreement or the application thereof to any person or circumstance is held to be invalid or unenforceable to any extent, the remainder of this Agreement shall remain in full force and effect and shall be reformed to render this Agreement valid and enforceable while reflecting to the greatest extent permissible the intent of the parties.

17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

18. Counterparts. This Agreement may be executed and delivered by facsimile in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date written above.

ARC GROUP, INC.

By:	/s/ Seenu G. Kasturi
Seenu G. Kasturi
Chief Executive Officer

EXECUTIVE

/s/ Seenu G. Kasturi
Alex Andre

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Exhibit 10.3

Exhibit A

Stock Power

FOR VALUE RECEIVED, ___________________________ hereby sells, assigns and transfers unto ARC Group, Inc., a Nevada corporation (the “Company”), ______________________ (_________) shares of the common stock of the Company standing in the name of _______________________ on the books of the Company represented by Certificate No. __________ herewith and does hereby irrevocably constitute and appoint the Secretary of the Company attorney-in-fact to transfer the said stock on the books of the within named Company with full power of substitution and resubstitution in the premises.

Dated:
(Signature)

(Print Name)